UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
November 4, 2014
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Nuverra Environmental Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona 85254
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(602) 903-7802
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On November 6, 2014, Nuverra Environmental Solutions, Inc. issued a press release announcing its financial results for the third quarter ended September 30, 2014. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On and effective as of November 4, 2014, Andrew D. Seidel resigned from the Company’s Board of Directors (the “Board”). The resignation was not a result of any disagreement with the Company, the Company’s management, or the Board. To fill Mr. Seidel’s position, the Board appointed William M. Austin, 68, to the Board on November 4, 2014. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended, Mr. Austin will serve as a member of the Board through the remainder of Mr. Seidel’s term, which is set to expire at the 2015 Annual Meeting of Stockholders. Mr. Austin will also become a member of the Board’s Audit Committee. Mr. Austin’s compensation will be consistent with that provided to all of the Company’s non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on March 27, 2014.
Mr. Austin joins the Board with over thirty years’ experience as a senior financial executive in the energy industry. He is currently the President of Austin Lee Ventures LTD, a Houston, Texas-based investment company, and a member of the board of directors of Express Energy LLP, a Houston, Texas-based oilfield services company. Mr. Austin served as Executive Vice President and Chief Financial Officer of Exterran Holdings from December 2011 until April 2014, and he also served as Senior Vice President and Director of Exterran GP, LLC from April 2012 until April 2014. Mr. Austin also served as a member of the board of directors of IROC Energy Services, a Canadian oilfield services company, from November 2004 until April 2013. From June 2009 to April 2010, he served as Senior Vice President and CFO of Valerus Compression Services, L.P., a natural gas services, production and processing company. Prior to his work with natural gas service companies, Mr. Austin was Senior Vice President and CFO of Key Energy Services, a publicly traded oilfield services firm, from January 2005 to February 2009.  Earlier in his career, Mr. Austin was a Managing Director of Banker’s Trust Co., serving in the Leveraged Buyout group and head of the Energy Group in Houston, Texas for ten years. Mr. Austin holds a Bachelor of Science degree in electrical engineering from Brown University, a Master of Science degree from Stevens Institute of Technology and a Master of Business Administration from Columbia University.
There was no arrangement or understanding between Mr. Austin and any other person pursuant to which Mr. Austin was appointed as a director of the Company. There are no family relationships between Mr. Austin and any director or executive officer of the Company, and Mr. Austin does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated November 6, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: November 6, 2014	By:	/s/ Joseph M. Crabb
	Name:	Joseph M. Crabb
	Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 6, 2014